Q2 2025Stockholder Letter

1 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to net loss, the most comparable financial measure calculated and presented in accordance with GAAP. 2 Prospect Close Rate represents the percentage of unique shoppers (or “prospects”) who submit a lead and subsequently purchase a vehicle from a TrueCar Certified Dealer. The metric serves as an indicator of lead quality. To Our Fellow Stockholders We are pleased to report the following performance measures and operational highlights from the second quarter of 2025: ● Total Revenue of $47.0 million grew by $5.2 million (+12.4%) Year-over-Year (“YoY”) and marked our highest quarterly revenue since Q3 2021. ● Our Net Loss decreased to ($7.6 million), from ($13.5 million) in the same period last year. ● Adjusted EBITDA1 decreased to ($1.2 million) from $0.1 million in the same period last year. ● Original Equipment Manufacturer (“OEM”) revenue of $3.6 million grew by $0.6 million (+19.7%) YoY. ● New unit sales volume grew 6.2% YoY, compared to the industry’s 2.8% growth in new vehicle retail sales. ● Prospect Close Rate2 during the quarter reached the highest level since Q2 2021. ● Our restructured performance marketing campaigns yielded a nearly 30% YoY improvement in our average cost per sale for non-Affinity Partner units. As we articulated in our last stockholder letter, our approach to navigating the evolving tariff landscape involves a relentless focus on the factors we can control and a resource allocation strategy that prioritizes initiatives likely to yield positive returns regardless of the prevailing market environment. In the second quarter, this meant deferring certain sales and marketing investments and focusing on increased speed of product development to accelerate key product enhancements designed to strengthen our competitive advantage and deliver greater value to dealers and consumers through the TrueCar platform. This shift has yielded exciting outcomes as evidenced by the number of core product initiatives that were released as new features during the last 90 days and the continued progress we have made towards our goal of commercializing TrueCar+ (“TC+”) by year-end. Core Product Enhancements As we noted last quarter, dealers measure the value of a third-party lead platform primarily by the rate at which those leads turn into sales. That understanding has continued to guide our product roadmap in the second quarter, leading to a number of enhancements to both the dealer and consumer experience that are designed to improve lead quality, engagement, and close rates. Among the most significant advancements was the launch of Actionable Insights, a new feature available in the Dealer Portal that provides personalized, data-driven recommendations to help dealers optimize performance on the TrueCar platform. By analyzing a broad set of dealer-specific and market-level data, this new feature surfaces opportunities for improvement–as well as relevant context and recommended actions–enabling our Certified Dealers to make faster, more effective decisions. Whether it's flagging a dealer’s aged inventory that is priced above market or recommending price adjustments that will yield a better price rating for particular listings, Actionable Insights enables dealers to extract greater value from our platform. Complementing this feature is our newly launched Motivated Buyer badging, which leverages a proprietary machine learning model to identify and highlight the highest-intent shoppers based on more than 20 behavioral signals. These high-value leads are now automatically flagged in Dealer Portal and the dealer’s customer relationship management system, enabling faster and more targeted follow-up. 2

On the consumer side, we also launched a broad set of updates aimed at making the TrueCar experience more intuitive, transparent, and trustworthy. Most notably, we recently completed a full redesign of our Search Results Page (“SRP”), introducing a modernized filter interface with smart toggles, curated "Popular Filters," and improved mobile usability. These changes aim to help consumers more easily find the vehicles that best meet their needs, which in turn is intended to lead to improved engagement metrics and increased lead volume for our dealers. Similarly, we also completed a major redesign of our Vehicle Detail Page (“VDP”) to highlight the most relevant content and deliver the most pertinent information to assist consumers in their decision-making process. With a cleaner layout, collapsible sections, and clearer organization of key vehicle details such as specs, features, and warranty information, consumers can now evaluate listings with greater confidence and more complete information, helping them match with the right dealer and, we believe, improve close rates as a result. Finally, for shoppers that convert into leads, we have significantly strengthened the post-prospect experience through a redesigned post-prospect email that provides consumers with a clean, receipt-style breakdown of the “out-the-door” price—including applicable discounts, taxes, and fees. Combined with prominent calls to action such as “Schedule a Test Drive” or “Save Offer,” these emails are designed to drive higher levels of engagement between prospects and dealers, thus driving more showroom visits and closed sales for our dealer partners. TC+ Advancements While the above enhancements to our core product experience are already driving stronger outcomes for both dealers and consumers, we are equally encouraged by the progress we have made toward commercializing TC+—our end-to-end digital retailing experience. As we shared last quarter, a critical milestone for TC+ is completing integrations with key dealer management system (“DMS”) providers, which enables the automation of deal documentation and replaces the time-consuming desking workflows currently performed by the dealer. We are pleased to report that the engineering work related to the integration of CDK’s DMS with TC+ is now complete and in testing. This streamlines the dealer experience and drives operational efficiency in a way that only a fully integrated, end-to-end platform can. Moreover, we also released a major revamp of the TC+ consumer checkout flow. This redesign introduces a more focused role for the VDP—centered solely on helping the consumer select their vehicle—while migrating all transactional steps into a newly reimagined Checkout Center. This guided checkout experience walks consumers step-by-step through the purchasing process, strengthening consumer trust by providing greater visibility and transparency at every stage of the transaction. The revamped flow also incorporates new features such as a dynamic itemized deal receipt that updates as the deal progresses and dedicated pages for a range of available finance and insurance (“F&I”) products such as GAP coverage and extended warranty offerings. And for consumers who prefer to complete their purchase in-store, our new “Continue at Dealership” option creates a seamless online-to-offline handoff. These changes are already producing encouraging results. Since the new TC+ experience went live, we have observed a 115% increase in add-to-cart rate, a 40% lift in daily credit application submissions, and a 2x improvement in F&I attachment rates—all key indicators of a superior consumer experience. As we continue refining the experience and expanding dealer adoption, we believe these improvements will play a critical role in helping TrueCar capture a greater share of online car buyers and further differentiate ourselves in the digital retail space. 3

Looking forward, the team remains intently focused on a number of key priorities that will keep us on a path to commercializing TC+ by year end. Completing the back-end DMS integration work and closely monitoring the automation of all deal documentation is critically important and will allow us to begin measuring the significant sales efficiencies that TC+ seeks to provide our dealers. In addition, we are working to expand and streamline our integrations with financing partners to improve credit approval rates and help consumers get the most competitive financing offers. This includes a universal (or VIN-less) prequalification experience that allows consumers on TC+ to exclusively shop for vehicles they are prequalified for and expanding the credit application to include co-applicants, thus minimizing the number of rejected credit applications and continuing to improve conversion rates at a critical step in the buying process. In addition, we are continuing to build more seamless integrated off-ramps for consumers to finish the transaction at the dealership. This is an important component of the TC+ experience because we recognize tI hat many consumers prefer to complete a substantial portion of the transaction online before completing the purchase in-store. Moreover, according to the Cox Automotive Digitization of Automotive Retail Study published in June 2025, time savings and efficiency was the primary motivation of surveyed buyers who completed a portion of the purchase online before finalizing at the dealership. Nevertheless, 97% of surveyed dealers reported that consumers repeated steps already completed online when they arrived at the dealership, thus highlighting a critical gap among existing digital retail solutions that fail to seamlessly connect the online and in-store consumer experience. By leveraging our direct DMS integrations, TC+ seeks to drive efficiencies for both consumers and dealers across every step of the buying process regardless of whether the consumer finishes their deal online or in-store. Updated Thoughts on Market Conditions and TrueCar Value Drivers As we expected, after the tariff announcements earlier this year, we observed mixed responses from OEMs related to their pricing and production strategies. On the pricing side, many OEMs held prices steady through June with only a handful raising prices in the second quarter. However, certain OEMs–most notably, Toyota and BMW–have announced price increases for some or all of their models beginning in July. It is expected that other manufacturers will raise prices in the months ahead to partially offset the cost of tariffs. On the supply side, while certain OEMs have announced temporary production halts of specific models in their lineup, the outlook for light-vehicle production has improved since April, suggesting that new vehicle inventory–although lower YoY–should remain fairly stable over the next two quarters. Therefore, although we expect new vehicle inventory to continue to tighten and average transaction prices to increase in the second half of 2025, our outlook for the next several quarters favors more stability than disruption for both new vehicle supply and affordability. Nevertheless, the cooling in activity that we observed in May and June combined with the latest industry SAAR estimates gives us reason to believe that new vehicle retail sales in the second half of 2025 will likely trend 5-10% lower than prior year levels. In light of the market backdrop, we continue to see both risks and opportunities for our business over the next several quarters. One risk that we see relates to overall dealer sentiment, which declined in the second quarter by 22% from the first quarter per Cox Automotive’s Dealer Sentiment Index–a measure of dealers’ outlook for the next three months. Dealer sentiment is a measure we track because it can shape a dealer’s willingness to invest in marketing and customer acquisition. However, despite the sharp decline in dealer sentiment, the decline among franchise dealers was significantly more muted at just 8% Quarter-over-Quarter (“QoQ”), and we believe the risk to franchise dealer marketing spend will be substantially mitigated by stable new vehicle supply. Encouragingly, according to the latest J.P. Morgan Chase Auto Annual Dealership Survey published on June 23, 55% of surveyed dealers expect to increase their reliance on automotive marketplaces in the coming years, while another 41% expect their usage to remain steady. 4

Another potential risk we are focused on relates to OEM incentive spending. Although the average incentive amount per new vehicle in the first half of 2025 was 11% higher than the same period last year, incentive spending contracted in the second quarter compared to the first quarter of 2025, with both inventory and average days’ supply tightening. Given the likelihood that new vehicle supply in the second half of 2025 continues to trend lower YoY, we believe that overall incentive spending is likely to trend similarly. Nevertheless, we believe that the targeted incentive programs we power through the TrueCar affinity network are uniquely valuable for OEMs competing for market share, particularly in an environment in which their margins are pressured. For example, one OEM partner that has been offering targeted incentives through TrueCar since 2024 saw a significant acceleration in the performance of their program during the first half of 2025, driving $2.9 million of incentive revenue over the first six months as compared to $2.5 million for all of 2024. While this is a testament to the effectiveness of TrueCar’s Private Targeted Offers in capturing demand among price-sensitive shoppers, it also highlights an inherent risk associated with these programs in that it exceeded a majority of the budget that the OEM had allocated to this program for the year resulting in these incentives being paused at the end of the second quarter of this year while they seek additional budget for the remainder of the year. While we are hopeful the program will be reactivated during the second half of 2025 given its demonstrated effectiveness, the pause underscores the lumpiness of OEM revenue that makes it challenging to predict. The current market environment also presents opportunities for TrueCar to leverage our unique strengths to address the changing priorities of our dealer partners. For example, our vehicle sourcing products, which include Sell Your Car and the TrueCar Wholesale Exchange, are well suited to address dealers’ growing emphasis on expanding their vehicle sourcing capabilities and used-car supply. According to dealers surveyed in the latest J.P. Morgan Chase Auto Annual Dealership Survey, improving inventory procurement strategies represents the biggest opportunity for driving near-term growth in used sales volumes and profitability and we believe TrueCar is uniquely positioned to support dealers in this regard. This is evidenced by the nearly 40% increase in the number of dealers subscribing to our Sell Your Car product during the first half of 2025 and the increased demand for vehicles acquired and sold through the TrueCar Wholesale Exchange. While the latter of these two products has been developed as a critical component of TC+, it has emerged as an effective and differentiated way for our dealer partners to bid on and acquire vehicles tailored to their inventory needs. Moreover, it has allowed us to further refine the digital appraisal and inspection technology powering these wholesale transactions and strengthen our last-mile logistics network covering vehicle transport, titling and registration, which are all essential to processing online transactions at scale. Nevertheless, while it is exciting to see these capabilities expand and drive value for our dealers, we recognize that our core competency is our ability to connect our dealer partners with high-intent car shoppers. Therefore, it is important to clarify that the expansion of our vehicle sourcing offerings is simply a way for us to augment the value we provide to both dealers and consumers and monetize our marketplace in a way that complements our core retail offerings. The expansion of our vehicle sourcing products along with the growth of TrueCar Marketing Solutions (“TCMS”) and the planned commercialization of TC+ led us to further refine our go-to-market strategy during the second quarter. This involved reducing the size of the dealer sales and service teams and consolidating them under one leader with the goal of growing revenue not just by adding dealers to the platform but by increasing our share of dealer marketing spend by tailoring our suite of solutions to each dealer’s needs. This realignment creates a more scalable and customer-focused go-to-market model, through which we aim to provide our dealers with a more consistent and unified experience on TrueCar while focusing on deepening partnerships and expanding monetization opportunities with our key dealer partners. An additional benefit of this new structure is a leaner and more nimble field team that is augmented by newly-formed inside sales and service functions and requires fewer management layers, which we expect to yield approximately $500 thousand of monthly headcount savings beginning in the third quarter. 5

And now looking forward: despite the macroeconomic uncertainty that persists, our long-term growth ambitions have not wavered and our optimism around the future of TrueCar continues to grow as we make significant progress toward our goal of commercializing TC+ by year end. It has been our longstanding belief that a modern marketplace that offers dealers and consumers the ability to seamlessly buy and sell vehicles entirely online will play a critical role in the future of automotive retail and the recent progress we have made in bringing TC+ to market has strengthened our conviction. Moreover, we see momentum gaining for this shift in car buying as evidenced by the June 2025 J.P. Morgan Chase Auto Annual Dealership Survey that cites 71% of surveyed dealers viewing the shift to online vehicle sales as permanent (up from 53% in December 2024) and 30% of dealers anticipating a significant increase in online vehicle sales penetration (up from 24% in December 2024). Beyond TC+ and the opportunity it represents, we are excited by our expectation that the recent enhancements to our core product offering will begin to yield results in the second half of 2025 and beyond, including through the expansion of our dealer network and growth in unit sales as we work to bring new OEM incentives onto our platform and deepen our partnerships with key Affinity Partners to help consumers find exclusive offers on their next vehicle purchase. And finally, despite the unpredictability of the current market environment, we believe that the steps we have taken to eliminate costs and maximize our financial flexibility position us to navigate a range of revenue growth scenarios and deliver Adjusted EBITDA profitability and positive Free Cash Flow over the second half of 2025. To infinity and beyond! 6 Jantoon Reigersman President and Chief Executive Officer Oliver Foley Chief Financial Officer

TABLE OF CONTENTS Market Environment ……………………………………………..……………………………………..… Page 8 Second Quarter 2025 Financial Highlights .……………….…………….……………………….. Page 16 Q2 2025 Financial Discussion …………………………………………………….………..…..……. Page 17 Live Call and Webcast Details ……………….………………………………………….…………..… Page 22 About TrueCar …………………………………………………………………………………...….…..… Page 22 Forward-Looking Statements …………………………………………….……….…………………… Page 23 Use of Non-GAAP Financial Measures ………………………………………….….……………..… Page 25 Financial Statements and Non-GAAP Financial Measures ……………………………..………. Page 27 7

MARKET ENVIRONMENT Vehicle Sales Volumes New vehicle retail sales totaled 3.6 million units in the second quarter of 2025–a 2.8% increase YoY and a 6.4% increase QoQ–in line with 2019 pre-pandemic levels for the 5th quarter in a row. New vehicle retail sales showed notable strength in March, likely driven by consumer demand ahead of expected tariff-related price increases, which carried into April with an 11% YoY increase, but contracted to a 2% YoY increase in May and a 5% YoY decline in June. The average annual percentage rate (“APR”) for new vehicle loans rose to 7.2% in the second quarter, up from 6.9% in the previous quarter. The average amount financed also increased from $43.5 thousand to $44.2 thousand, and the average loan term extended from 69 to 70 months. As a result, the average monthly payment climbed to $802, compared to $792 last quarter. YoY, the average APR held steady at 7.2%, while the average amount financed and average monthly payment rose YoY from $42.8 thousand and $783, respectively, in the second quarter of 2024. 8Source: Motor Intelligence and Cox Automotive QUARTERLY NEW VEHICLE RETAIL SALES AND AFFORDABILITY METRICS (Industry) New Vehicle Retail Sales Average Loan Terms (Months) Average APR Average Amount Financed

9 Used vehicle retail sales in the second quarter were 4.5 million units, marking a 0.5% decrease QoQ and a 3.8% increase YoY. Affordability was challenged with the average amount financed increasing to $30.9 thousand, up from $30.0 thousand in the first quarter, which was partially offset by a decrease in loan APR to 10.7%, down from 11.0%. As a result, the average monthly payment increased to $585, up from $578 in the prior quarter. YoY, the average monthly payment was up from $573, due to a 4.3% increase in the average amount financed, up from $29.6 thousand, which was partially offset by a 5.8% decline in loan APR, down from 11.4%. Source: Motor Intelligence and Cox Automotive QUARTERLY USED VEHICLE RETAIL SALES AND AFFORDABILITY METRICS (Industry) Used Vehicle Retail Sales Average Loan Terms (Months) Average APR Average Amount Financed

10 Inventory and Supply Trends Average new vehicle inventory in the second quarter was 2.6 million units, down 162 thousand units (-5.9%) QoQ and 146 thousand units (-5.3%) YoY. The QoQ decline in inventory was largely driven by domestic brands, which made up 123 thousand units (76%) of the reduction, followed by Japanese brands accounting for 28 thousand units (17%), and European brands accounting for 17 thousand units (11%). The YoY decline in new vehicle inventory was the first since the second quarter of 2022, primarily driven by domestic brands, accounting for 218 thousand units (150%) of the total decrease and European brands accounting for 5 thousand units (3%) of the total decrease, while inventory grew by 64 thousand units among Korean brands and 14 thousand units among Japanese brands. Overall, new inventory remains below 2019 levels, which ranged between 3.5 million and 4.1 million units. Similarly, new vehicle days’ supply averaged 47 days in the second quarter, down from 53 days QoQ and 51 days YoY. Ford and Stellantis saw the most significant QoQ declines, with Ford dropping from 87 to 66 days and Stellantis from 76 to 66 days. On the other hand, the largest QoQ increases were seen at Mitsubishi, increasing from 43 to 59 days, and Jaguar Land Rover, increasing from 44 to 53 days. YoY, Korean and European brands saw their days’ supply increase by 8 days and 3 days, respectively. In contrast, domestic brands experienced a 12-day decline, while Japanese brands remained unchanged. Source: Motor Intelligence NEW VEHICLE INVENTORY & DAYS’ SUPPLY (Industry - Quarterly Average) Days’ Supply (New)Inventory (New)

NEW VEHICLE INVENTORY AND DAYS’ SUPPLY CHANGE (Industry) Source: Motor Intelligence YoY 11 Change in Days’ SupplyChange in Inventory QoQ Change in Days’ SupplyChange in Inventory

Source: Motor Intelligence 12 NEW VEHICLE DAYS’ SUPPLY BY BRAND - Q2 2025 Monthly Average

Source: Motor Intelligence NEW VEHICLE LIST PRICES - Monthly Average 13 Vehicle Pricing and Affordability As of June 2025, the Consumer Price Index (“CPI”, not seasonally adjusted) for new vehicles stood at 178.4, reflecting little movement since January 2023. For perspective, pre-pandemic CPI levels for new vehicles consistently ranged between 145 and 149 from 2014 to 2019, highlighting the significant shift in affordability within the new vehicle market. Further illustrating these challenges, approximately 18% of new vehicles were sold above MSRP in the second quarter of 2025, representing a 12% decline from the prior year, which remains substantially higher than the pre-pandemic range of 5% to 6%. The average new vehicle list price in the second quarter of 2025 was $47.9 thousand, a 0.7% decline from $48.2 thousand in the prior year, and a 1.2% increase from $47.3 thousand in the prior quarter. However, when compared to the second quarter of 2019 average list price of $36.6 thousand, today’s new vehicles are priced 31% above where they stood six years ago. This represents a six-year compounded annual growth rate of nearly 4.6%.

An analysis of new vehicle list prices on TrueCar highlights this pricing shift with 58.1% of TrueCar inventory priced above $40.0 thousand, a significant increase from 2020 when only 35.1% of vehicles were priced above this threshold. Moreover, the share of new inventory listed below $30.0 thousand has declined from 40.0% in 2020 to 15.0% in 2025, which is likely contributing to a large share of U.S. consumers being priced out of the new vehicle market.

NEW VEHICLE INVENTORY SHARE BY LIST PRICE


100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
2019
2020
2021
2022
2023
2024
2025
5.8%
33.7%
25.2%
19.3%
8.3%
7.7%
5.0%
35.0%
25.0%
18.8%
8.4%
7.8%
2.8%
29.4%
27.0%
21.1%
10.5%
9.3%
0.4%
13.6%
28.3%
23.4%
15.7%
18.6%
0.2%
12.8%
25.8%
21.4%
17.8%
21.9%
0.3%
15.2%
25.6%
20.8%
17.3%
20.9%
0.2%
14.8%
26.9%
21.6%
16.4%
20.1%
Share of Inventory > $40K
58.1%
vs. 35.1% in 2020
>$60K
$50K - $60K
$40K - $50K
$30K - $40K
$20K - $30K
< $20K

Source: TrueCar

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OEM incentives on new vehicles stabilized in the second quarter of 2025, averaging $3.3 thousand per new vehicle sold, a 2.5% decrease QoQ. Compared to 2019's average incentive amount per new vehicle of $3.6 thousand, the incentive amount per new vehicle in the second quarter of 2025 was 8.6% lower. In 2019, the average incentive amount per new vehicle was 10.3% of the new vehicle list price, whereas in the second quarter of 2025 it represented 6.9%. As such, if OEMs were to provide new vehicle incentives comparable to 2019, the average incentive amount in the second quarter 2025 would need to be $4.9 thousand per vehicle—an additional $1.6 thousand per vehicle (or 48% increase) above current levels.

Lease penetration remains at historically high levels, ranging between 29% and 34% over the past six quarters—well above the 18% to 22% range seen in 2022. While leasing continues to offer a more affordable alternative to cash purchases and traditional financing, growth appears to be leveling off. In the first and second quarters of 2025, lease penetration experienced back-to-back YoY declines of -2.0% and -5.4%, respectively, suggesting that the market may have stabilized, with most price-sensitive buyers already having transitioned to leasing. Further growth or decline will likely depend on additional incentives or movement in vehicle pricing.

NEW VEHICLE INCENTIVES - Avg. $ per Vehicle vs. % of List Price


$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$-
12%
10%
8%
6%
4%
2%
0%
2019
2020
2021
2022
2023
2024
2025
Avg. Incentives Per Vehicle ($)
Avg. Incentive as % of List Price

Source: Motor Intelligence and TrueCar

PERCENT OF NEW VEHICLES LEASED


40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
2021
2022
2023
2024
2025

Source: TrueCar

15

Second Quarter 2025 Financial Highlights Revenue: $47.0 million, as compared to $41.8 million in Q2 2024 and $44.8 million in Q1 2025. Net Loss: ($7.6 million), as compared to ($13.5 million) in Q2 2024 and ($10.1 million) in Q1 2025. Adjusted EBITDA:2 ($1.2 million), as compared to $0.1 million in Q2 2024 and ($3.8 million) in Q1 2025. Cash Flow from Operations: ($2.8 million), as compared to ($2.0 million) in Q2 2024 and ($7.9 million) in Q1 2025. Free Cash Flow:3 ($4.8 million), as compared to ($3.6 million) in Q2 2024 and ($10.6 million) in Q1 2025. Financial Flexibility: Our balance sheet remains strong with cash and equivalents of $92.5 million and no debt as of June 30, 2025. 16 Revenue $47.0 million vs. $41.8 million in Q2 2024 Dealers 11,177 vs. 11,474 in Q2 2024 Net Loss ($7.6 million) vs. ($13.5 million) in Q2 2024 Units 89 thousand vs. 89 thousand in Q2 2024 Adj. EBITDA2 ($1.2 million) vs. $0.1 million in Q2 2024 Monetization $526/unit vs. $468/unit in Q2 2024 2 Adjusted EBITDA is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP. 3 Free Cash Flow is a non-GAAP financial measure. Refer to “Use of Non-GAAP Financial Measures,” below, for its definition and a reconciliation to cash flow from operations, the most directly comparable financial measure calculated and presented in accordance with GAAP. 4 Traffic refers to average Monthly Unique Visitors. SECOND QUARTER 2025 METRICS Traffic4 5.5 million vs. 7.7 million in Q2 2024 ($2.8 million) vs. ($2.0 million) in Q2 2024 Cash Flow from Operations ($4.8 million) vs. ($3.6 million) in Q2 2024 Cash & Equivalents $92.5 million vs. $128.0 million in Q2 2024 Free Cash Flow3

Second Quarter 2025 Financial Discussion[5]

Revenue

Revenue totaled $47.0 million in the second quarter of 2025, representing a YoY increase of $5.2 million (+12.4%) and a QoQ increase of $2.2 million (+4.9%).

Total dealer revenue grew by $4.7 million (+12.1%) YoY, primarily driven by a $0.3 million (+1.1%) increase in franchise dealer revenue, $0.1 million (+9.6%) increase in TrueCar Marketing Solutions ("TCMS") revenue, and a $5.0 million increase (+264.7%) from the growth of our vehicle sourcing products, partially offset by a $0.7 million (-11.0%) decline in independent dealer revenue. Sequentially, total dealer revenue increased by $2.4 million (+5.8%).

OEM Revenue and Other Revenue for the second quarter of 2025 was $3.6 million and $0.2 million, respectively. OEM Revenue increased by $0.6 million (+19.7%) YoY, but was down $0.2 million (-4.6%) QoQ. The YoY increase was attributed to the strong performance of several OEM incentive programs, which has helped reduce the impact of the loss of revenue from incentives tied to our former American Express partnership.



REVENUE
Dealer Revenue
OEM Revenue
Other Revenue
(Millions)
$41.8
$3.0
$0.2
$38.6
$44.8
$3.8
$0.2
$40.8
$47.0
$3.6
$0.2
$43.2
Q2
Q1
Q2
2024
2025

[5] Certain amounts in this financial discussion and the accompanying charts may not sum to total due to rounding.

17

Quarterly Metrics At the close of the second quarter of 2025, the total dealer count stood at 11,177, consisting of 8,292 franchise dealers and 2,885 independent dealers. The number of franchise dealers increased by 18 dealers (+0.2%) YoY, but decreased by 44 dealers (-0.5%) QoQ. Conversely, the number of independent dealers declined by 315 (-9.8%) YoY, and 51 (-1.7%) QoQ. Monthly Unique Visitors averaged 5.5 million in the second quarter of 2025, down from 7.7 million in the second quarter of 2024 and 5.8 million in the first quarter of 2025. The YoY decline in monthly unique visitors was primarily driven by our restructured performance marketing strategy, launched in the fourth quarter of 2024, which shifted our focus toward higher-intent channels that generate stronger close rates for our dealers. Since implementation, funnel efficiency has consistently improved, resulting in a 41.8% improvement YoY. 18

Total units were 89.0 thousand in the second quarter of 2025 as compared to 88.9 thousand units during the second quarter of 2024 and 86.3 thousand units in the first quarter of 2025. This represents a 0.1% increase YoY and a 3.2% increase QoQ, driven by new units increasing 6.2% YoY and 4.1% QoQ. The mix of new vehicles as a percentage of total units was 60.5% in the second quarter of 2025 as compared to 57.0% in the second quarter of 2024 and 59.9% in the first quarter of 2025. 19

20 (Millions) (Millions) Expenses and Margin (Reconciliations of non-GAAP metrics used in this letter to their most comparable GAAP equivalents are provided at the end of this letter under “Financial Statements and Non-GAAP Financial Measures”). In the second quarter of 2025, gross profit, defined as revenues less cost of revenue, was $35.8 million on a GAAP basis, which was a decrease of $0.5 million (-1.3%) YoY and a decrease of $0.1 million (-0.2%) QoQ. This represents a gross margin of 76.3%, versus 86.9% in the second quarter of 2024 and 80.2% in the first quarter of 2025. The YoY declines in gross profit and gross margin were primarily attributed to increases in (1) headcount expense captured in cost of revenue, (2) marketing expense associated with the growth of TCMS revenue, and (3) vehicle acquisition expense associated with the growth of wholesale revenue. Technology and development expenses totaled $7.1 million on a GAAP basis and $6.6 million on a non-GAAP basis in the second quarter of 2025, down 4.5% YoY on a GAAP basis and up 0.7% YoY on a non-GAAP basis. Sequentially, technology and development expenses decreased 12.6% on a GAAP basis and 12.9% on a non-GAAP basis. The YoY decrease on a GAAP basis was primarily driven by one time severance costs related to a reorganization during the second quarter of 2024. The QoQ decreases in both GAAP expenses and non-GAAP expenses was driven by a reduction in headcount related expenses. General and administrative expenses were $8.8 million on a GAAP basis and $6.6 million on a non-GAAP basis in the second quarter of 2025, down 42.9% YoY and up 4.5% YoY, respectively. On a non-GAAP basis, the YoY increase was primarily driven by higher legal costs and was partially offset by a reduction in personnel costs and facilities expense savings. The decrease on a GAAP basis was driven by the one-time costs associated with the exit of a lease liability that occurred in the prior year and was partially offset by an increase in legal costs. Sequentially, general and administrative expenses decreased 12.6% on a GAAP basis and 15.3% on a non-GAAP basis. The sequential decline in both GAAP and non-GAAP expenses was primarily attributable to a reduction in headcount related expenses and consulting expense.

Sales and marketing, our largest expense category, was $25.1 million on a GAAP basis and $23.9 million on a non-GAAP basis in the second quarter of 2025, up 4.8% and 2.2%, respectively, versus the second quarter of 2024. Sequentially, sales and marketing expenses were relatively flat with an increase of 0.4% QoQ on a GAAP basis and a decrease of 2.2% QoQ on a non-GAAP basis. Within sales and marketing expense, TrueCar.com acquisition expense was $4.6 million, down 31.5% YoY and up 7.9% QoQ. Cost per sale for TrueCar.com units was $169, down 29.9% YoY and down 0.6% QoQ. This YoY improvement in cost efficiency is primarily due to the restructured performance marketing strategy. Partner marketing spend was $10.1 million in the second quarter of 2025, up 10.7% YoY and 9.4% QoQ. The average cost per sale for our partner units was $163, up 9.4% YoY and 8.4% QoQ. Finally, headcount and other sales and marketing expenses were $10.4 million on a GAAP basis and $9.2 million on a non-GAAP basis in the second quarter of 2025, up 28.2% and 21.6% YoY, respectively. The YoY increase was primarily driven by additional sales and marketing personnel costs. Sequentially, headcount and other sales and marketing expenses decreased 9.7% on a GAAP basis and 15.8% on a non-GAAP basis. This QoQ reduction in non-GAAP expense was primarily driven by a reduction in personnel costs after a reorganization and expenses tied to the annual NADA conference that occurred during the first quarter of Q1 2025. The QoQ reduction was partially offset by one-time severance costs on a GAAP basis. Balance sheet and cash usage We ended the second quarter of 2025 with $92.5 million in cash and equivalents, as compared to $128.0 million at the end the second quarter of 2024 and $98.0 million at the end of the first quarter of 2025. We continue to have no debt. 21

Investor relations: investors@truecar.com Media: TrueCar media line: +1-844-469-8442 (US toll-free) pr@truecar.com Live Call and Webcast Details TrueCar’s management will host a call to discuss second quarter financial results on Thursday, August 7, 2025 at 9:00 a.m. Eastern Time. A live webcast of the call can be accessed from the Investor Relations section of our website and by using this link. Investors and analysts can also participate in the call by dialing 1-833-816-1391 (domestic) or 1-412-317-0484 (international). An archived replay of the call will be available upon completion on the Investor Relations section of our website at ir.truecar.com. During the call, TrueCar’s management may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. Responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously. TrueCar has used and intends to continue to use its Investor Relations website (ir.truecar.com), LinkedIn (https://www.linkedin.com/company/truecar-inc-), X (@TrueCar) and Facebook (www.facebook.com/TrueCar) as means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD. About TrueCar TrueCar is a leading digital automotive marketplace that lets auto buyers and sellers connect to our nationwide network of Certified Dealers. With access to an expansive inventory provided by our TrueCar Certified Dealers, we are building the industry’s most personalized and efficient auto shopping experience as we seek to bring more of the process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new, used and Certified Pre-Owned vehicles. When they are ready, shoppers in TrueCar’s marketplace can connect with a Certified Dealer in our network, who shares our belief that truth, transparency and fairness are the foundation of a great auto shopping experience. As part of our marketplace, TrueCar powers auto-buying programs for over 250 leading brands, including Sam’s Club, Navy Federal Credit Union and AAA. 22

Forward-Looking Statements This document contains forward-looking statements. All statements contained herein other than statements of historical fact are forward-looking statements, including statements regarding our ability to deliver Adjusted EBITDA profitabiltiy and Free Cash Flow in the second half of 2025, the ability of certain of our products and product enhancements to improve lead quality, consumer engagement and close rates, provide dealers with greater value, including the ability to close more sales and more efficiently allocate sales resources, our ability to integrate our TC+ product with dealer management system providers and the expected timing of such integrations, the potential for TC+ to capture a greater share of online car buyers and our ability to monetize and expand TC+ by the end of the year, the impacts of tariffs, including with respect to vehicle pricing, supply and sales, dealer willingness to invest in marketing and customer acquisition and whether such investments will be impacted by new vehicle supply, the potential impacts of tariffs on OEM incentive spending as well as general trends related to incentive spending and the value of our incentive programs in the current macroeconomic environment and our ability to expand such programs or introduce new programs in the future, or the likelihood that any suspended OEM incentive programs we have offered in the past will resume in the future, the ability for our Wholesale Exchange and Sell Your Car products to address dealer needs in current market conditions and the ability for the consolidation of our dealer sales and service teams to result in revenue growth, including revenue per dealer, and increase our ability to meet dealer needs and expand monetization opportunities. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 to be filed with the SEC. These risks include, but are not limited to, the following: ● Our business is subject to risks related to the larger automotive ecosystem, including automobile tariffs, and low automobile inventory supply levels, which adversely impacted our business, results of operations and prospects. ● Economic and other conditions that impact consumer demand for automobiles, including tariffs, interest rates, inflation, fuel prices and the impacts of public health events, may have a material adverse effect on our business, financial condition and results of operations. ● If our lead quality or quantity declines, our unit volume could as well, and dealers could leave our network or insist on lower subscription rates, which could reduce our revenue and harm our business. ● If we are not successful in rolling out new offerings, including our TC+ offering, providing a compelling value proposition to consumers using these offerings, integrating our current and future offerings into such experiences or monetizing them, our business and prospects could be adversely affected. ● Actions that we have taken in the past and may take in the future to restructure our business in alignment with our strategic priorities may not be as effective as anticipated. ● The growth of our business relies significantly on our ability to maintain and increase the revenues that we derive from dealers in our network of TrueCar Certified Dealers. Failure to do so would harm our financial performance. 23

● We may not be able to provide a compelling car-buying experience to our users, which could cause the number of transactions between our users and dealers, and therefore our revenues, to decline. ● We may fail to meet our publicly announced guidance or other expectations about our business and future operating results, which could cause our stock price to decline. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this document are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates. 24

Use of Non-GAAP Financial Measures This document includes non-GAAP financial measures we refer to as Adjusted EBITDA and Free Cash Flow. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration liability, interest accretion for terminated leases, restructuring charges, impairment of right-of-use (“ROU”) assets, and income taxes. The expense categories utilized to derive Adjusted EBITDA are also utilized to derive Non-GAAP expenses by financial statement line item (“FSLI”). We have provided below a reconciliation of Adjusted EBITDA to net loss as well as the GAAP expenses by FSLI to the non-GAAP expense by FSLI, the most directly comparable GAAP financial measures. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP, and non-GAAP expenses should not be considered as an alternative to expenses presented in accordance with GAAP. In addition, our Adjusted EBITDA and non-GAAP expense measures may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA or non-GAAP expenses in the same manner as we calculate this measure. We define Adjusted EBITDA as net loss adjusted to exclude interest income, depreciation and amortization, stock-based compensation, changes in the fair value of contingent consideration liability, interest accretion for terminated leases, restructuring charges, impairment of right-of-use (“ROU”) assets, and income taxes. The expense categories utilized to derive Adjusted EBITDA are also utilized to derive non-GAAP expenses by financial statement line item (“FSLI”). We have provided below a reconciliation of Adjusted EBITDA to net loss as well as the GAAP expenses by FSLI to the non-GAAP expense by FSLI, the most directly comparable GAAP financial measures. Adjusted EBITDA should not be considered as an alternative to net loss or any other measure of financial performance calculated and presented in accordance with GAAP, and non-GAAP expenses should not be considered as an alternative to expenses presented in accordance with GAAP. In addition, our Adjusted EBITDA and non-GAAP expense measures may not be comparable to similarly titled measures of other organizations as they may not calculate Adjusted EBITDA or non-GAAP expenses in the same manner as we calculate these measures. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● Adjusted EBITDA does not reflect the receipt of interest or the payment of income taxes; ● Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; ● although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditures or any other contractual commitments; ● Adjusted EBITDA does not reflect interest accretion for the terminated office lease at 1401 Ocean Avenue, Santa Monica, California; ● Adjusted EBITDA does not reflect changes in the fair value of our contingent consideration liability; ● Adjusted EBITDA does not reflect impairment charges on our ROU assets associated with subleasing; 25

● Adjusted EBITDA does not reflect the restructuring charges associated with the reorganization of the Company’s dealer sales and service organization or the realignment of the Company’s leadership structure that began in the third quarter of 2023 and concluded in the second quarter of 2024; ● Adjusted EBITDA does not consider the potentially dilutive impact of shares issued or to be issued in connection with stock-based compensation; and ● other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. We define Free Cash Flow as cash flow from operating activities less capital expenditures. Free Cash Flow should not be considered as an alternative to cash flow from operating activities or any other measure of liquidity calculated and presented in accordance with GAAP. In addition, our Free Cash Flow measure may not be comparable to similarly titled measures of other organizations as they may not calculate them in the same manner as we calculate this measure. We use Free Cash Flow as a liquidity measure because it is used by management to make financial and strategic planning decisions based on cash availability after maintaining the needs of our primary business activities. We believe that using Free Cash Flow facilitates comparison of cash available for potential future investment opportunities because it excludes cash flows that are not in support of the core business operations or are from external financing. Our use of Free Cash Flow has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: ● Free Cash Flow may not reflect future contractual commitments; ● Free Cash Flow does not reflect cash flow provided by or used in financing activities, including payments made for contingent consideration, taxes on net share settlement of equity awards, proceeds from exercise of common stock options, or repurchase of common stock; ● Free Cash Flow does not reflect cash sources or uses from investing activities that are not directly associated with capital expenditures; and ● other companies, including companies in our own industry, may calculate Free Cash Flow differently than we do, limiting its usefulness as a comparative measure. Because of these limitations, you should consider Adjusted EBITDA and Free Cash Flow alongside other financial performance and liquidity measures, including our net loss, our other GAAP results and various cash flow metrics. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving Adjusted EBITDA and you should not infer from our presentation of Adjusted EBITDA that our future results will not be affected by these expenses or any unusual or non-recurring items. 26

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